Exhibit 99.1

Castellum, Inc. Announces Bob Eisiminger, as Senior Advisor

POTOMAC, Md., Oct. 31, 2023 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) announces Bob Eisiminger has joined the Company in the role of Senior Advisor. Mr. Eisiminger will focus on the organic growth of the business as the Company continues to grow its pipeline of new business opportunities and submitted proposals.

“I could not be more excited to have Bob as a Senior Advisor,” said Mark Fuller, President and Chief Executive Officer of Castellum. “As the co-founder/Chief Executive Officer of the government contractor, Knight Point Systems, he successfully built the business through organic growth and sold it in August of 2019 for $250 million. His experience in developing IP, being an innovative entrepreneur and the delivery of IT and cybersecurity related services to the Department of Defense and Homeland Security will provide us with invaluable counsel as we continue to grow and expand our business development efforts.”

Mr. Eisiminger is a well-known entrepreneur in the National Capital Region business community and beyond. He was named the EY Entrepreneur of the Year in the Government Contracting category for the Mid-Atlantic in 2019.

His memberships in Military Organizations include the following: Lifetime Member of Disabled American Veterans (1993 – Present), Member of the American Legion (1993 – Present), Lifetime Member of the Air Defense Artillery Association (1989 – Present), Lifetime Member of AUSA (2011- Present), and Member of The Military Order of the Carabao (2015 – Present) and currently serves on the Honorary Committee of the National Veteran Small Business Coalition.

Bob earned a Bachelor of Science from the United States Military Academy at West Point in 1988 and graduated in May 2022 with an EMBA from Auburn University.

About Castellum, Inc.:

Castellum, Inc. is a defense-oriented technology company, which is executing strategic acquisitions in the cyber security, information technology and software, information warfare, and electronic warfare and engineering services space - http://castellumus.com/
Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “in a position,” “looking to,” “pursue,” “positioned,” “will,” “likely,” “would,” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth, RCOP growth, and new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the

Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:
Info@CastellumUS.com

(703) 752-6157

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/fb06e2c6-b19b-4fb6-8f83-398e6e0df89d